UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-18235	84-0907853
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1783 Dogwood Street Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 499-1316 not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On March 31, 2011, the Board of Directors of Eldorado Artesian Springs, Inc. (the “Company”) declared an outstanding promissory note dated August 30, 2001 between the Company and Douglas A. Larson, the Company’s President, Chief Executive Officer and a director, in default. The promissory note matured on August 30, 2007 and as of March 31, 2011, the outstanding principal and interest due was $398,075. The promissory note was secured by 500,000 shares of the Company’s common stock owned by Mr. Larson pursuant to a pledge agreement dated August 30, 2001. On March 31, 2011, in accordance with the terms of the pledge agreement, Mr. Larson consented to the transfer of the 500,000 shares of common stock to the Company.

The promissory note and pledge agreement are included as Exhibits 10.11 and 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Artesian Springs, Inc.

Date: April 4, 2011

By: /s/ Jeremy Martin
Vice President